UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2020
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NES	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2020, Badlands Power Fuels, LLC, a North Dakota limited liability company (“BPF”) and indirect wholly-owned subsidiary of Nuverra Environmental Solutions, Inc. (the “Company”), received proceeds of a loan (the “Loan”) from First International Bank & Trust (the “Lender”) in the principal amount of $4.0 million, pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020.

The Loan is evidenced by a promissory note (the “Note”), dated May 8, 2020, issued by the Company to the Lender. The Note is unsecured, matures on May 8, 2022, bears interest at a rate of 1.00% per annum, and is subject to the terms and conditions applicable to loans administered by the U.S. Small Business Administration under the CARES Act. Under the terms of the PPP, up to the entire principal amount of the Loan, and accrued interest, may be forgiven if the proceeds are used for certain qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration. BPF intends to use the Loan proceeds for designated qualifying expenses and to apply for forgiveness of the Loan in accordance with the terms of the PPP, but there is no assurance provided that BPF will obtain forgiveness of the Loan in whole or in part.

With respect to any portion of the Loan that is not forgiven, the Loan will be subject to customary provisions for a loan of this type, including customary events of default relating to, among other things, payment defaults, breaches of the provisions of the Note and cross-defaults on any other loan with the Lender or other creditors. Upon a default under the Note, including the non-payment of principal or interest when due, the obligations of BPF may be accelerated.

The Company has obtained the consent of the lenders under each of the First Lien Credit Agreement dated as of August 7, 2017, as amended, by and among the lenders party thereto, ACF FinCo I, LP, as administrative agent, and the Company, and the Second Lien Term Loan Agreement dated as of August 7, 2017, as amended, by and among the lenders party thereto, Wilmington Savings Fund Society, FSB, as administrative agent, and the Company, for BPF to enter into and obtain the funds provided by the Loan.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Loan and the Note as set forth above in Item 1.01 are incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Promissory Note, dated as of May 8, 2020, by Badlands Power Fuels, LLC in favor of First International Bank & Trust

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Promissory Note, dated as of May 8, 2020, by Badlands Power Fuels, LLC in favor of First International Bank & Trust

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
Date: May 14, 2020	By:	/s/ Joseph M. Crabb
	Name: Title:	Joseph M. Crabb Executive Vice President, Chief Legal Officer and Corporate Secretary